UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois	60008-4050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On May 9, 2023, as described below, upon the recommendation of the Board of Directors (the “Board”) of Arthur J. Gallagher (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Amendment”).

As a result, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 9, 2023 (“Certificate of Amendment”), which became effective upon filing. Subsequently, the Company also filed a restated certificate of incorporation (the “Restated Certificate”) that integrated the Certificate of Incorporation, the Amendment and the previously approved Certificate of Change of Registered Agent and Location of Registered Office.

The foregoing descriptions of the Amendment and the Restated Certificate are qualified in their entirety by reference to the full text of the Certificate of Amendment and Restated Certificate, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 9, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all nine director nominees, whose names appear below, to serve until the Company’s 2024 Annual Meeting of Stockholders, (ii) approved ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023 (“Auditor Ratification”), (iii) approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation (“Say-on-Pay”), (iv) voted, on an advisory basis, on the frequency of future stockholder votes to approve the compensation of the Company’s named executive officers (“Say-on-Frequency”), and (v) approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law (“Amendment of Certificate of Incorporation”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	Broker Non-Votes
Sherry S. Barrat	165,991,424	10,487,282	243,860	14,741,525
William L. Bax	164,645,938	11,825,452	251,176	14,741,525
Teresa H. Clarke	174,687,709	1,482,387	552,470	14,741,525
D. John Coldman	171,034,611	5,433,267	254,688	14,741,525
J. Patrick Gallagher, Jr.	160,367,074	16,010,660	344,832	14,741,525

Election of Directors	For	Against	Abstain	Broker Non-Votes
David S. Johnson	151,390,847	25,082,156	249,563	14,741,525
Christopher C. Miskel	168,378,534	8,094,542	249,490	14,741,525
Ralph J. Nicoletti	173,881,373	2,588,402	252,791	14,741,525
Norman L. Rosenthal	170,900,070	5,571,348	251,148	14,741,525

	For	Against	Abstain
Auditor Ratification	180,801,652	8,601,225	2,061,214

	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	162,510,971	13,101,987	1,109,608	14,741,525

	One Year	Two Years	Three Years	Abstain	Broker Non- votes
Say-on-Frequency	174,114,410	318,203	1,580,513	709,440	14,741,525

	For	Against	Abstain	Broker Non-Votes
Amendment of Certificate of Incorporation	151,881,723	24,529,733	311,110	14,741,525

The Board determined that, in light of the results of the Say-on-Frequency vote, until the next required Say-on-Frequency vote, the Company will include a non-binding advisory stockholder vote to approve the compensation of the Company’s named executive officers every year, consistent with the Board’s recommendation to stockholders and the stockholder vote.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Arthur J. Gallagher & Co.

3.2	Restated Certificate of Incorporation of Arthur J. Gallagher & Co.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 11, 2023	By:	/s/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary